                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                              _______________________



                                     FORM 8-K



                                  CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): August 31, 2001
                                (August 30, 2001)



                        AMERICAN RESOURCES OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)



                                      0-21472               86-0713506
            DELAWARE                (Commission            (IRS Employer
    (State of Incorporation)        File Number)        Identification No.)



                            801 TRAVIS, SUITE 2100
                             HOUSTON, TEXAS 77002
             (Address of Registrant's principal executive offices)


                                (713) 227-7660
             (Registrant's telephone number, including area code)



                               (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On August 31, 2001, American Resources Offshore, Inc. (the "Company"), Blue Dolphin Energy Company ( "Blue Dolphin") and BDCO Merger Sub, Inc., a wholly owned subsidiary of Blue Dolphin (the "Merger Subsidiary"), announced that they have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Merger Subsidiary will merge with and into the Company and the holders of the Company's common stock, par value $0.00001 per share (the "Common Stock"), and Series 1993 Preferred Stock, par value $12.00 per share (the "Preferred Stock"), would receive approximately 326,000 and 1,200 shares of Blue Dolphin common stock, par value $0.01 per share, respectively. The merger requires the approval of a majority of (i) the outstanding shares of Common Stock and Preferred Stock, voting together as a class; and (ii) a majority of the outstanding shares of Preferred Stock, voting separately as a class. Blue Dolphin, the beneficial owner, as of August 30, 2001, of approximately 77% of the issued and outstanding shares of Common Stock intends to vote its shares in favor of the Merger Agreement.

        The Company's board of directors unanimously approved the transaction and its submission to Blue Dolphin's stockholders following a determination by a special committee of the board, composed of individuals who are not directors or officers of Blue Dolphin, that the merger is fair and in the best interest of the Company's minority stockholders. The merger is subject to customary closing conditions.

        Copies of the Merger Agreement and the press release issued by the Company announcing the execution of the Merger Agreement are being filed as Exhibits 2.1 and 99.1 to this Form 8-K and are incorporated by reference in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

                2.1 Agreement and Plan of Merger among Blue Dolphin Energy Company, BDCO Merger Sub, Inc. and American Resources Offshore, Inc. dated as of August 30, 2001

               99.1     Press Release

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN RESOURCES OFFSHORE, INC.


Date: August 31, 2001                   By:     /s/ G. Brian Lloyd
                                           ------------------------------------
                                                G. Brian Lloyd
                                                Vice President and Treasurer

                                INDEX TO EXHIBITS


EXHIBIT  DESCRIPTION OF EXHIBIT

  2.1 Agreement and Plan of Merger among Blue Dolphin Energy Company, BDCO Merger Sub, Inc. and American Resources Offshore, Inc. dated as of August 30, 2001

 99.1    Press Release